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        Congress Talcott Corporation (Western)
        5670 Wilshire Boulevard  Suite 1750
        Los Angeles California  90036
        213 954-5300

March 4, 1997



Mr. Fred Findley
Jalate, Ltd.                                    [CONGRESS TALCOTT LOGO]
1675 S. Alameda
Los Angeles, CA  90015

        Re:     Jalate, Ltd. ("Client");
                Congress Talcott Corporation (Western) ("Congress")

Dear Fred,

Reference is hereby made to that certain Discount Factoring Agreement dated August 17, 1987 between Client and Congress as amended from time to time (the "Factoring Agreement"). In connection with the Factoring Agreement, Congress and Client entered into a letter agreement, dated May 17, 1995 (the "May 17th agreement"). This letter agreement supersedes the May 17th agreement as follows:

        1) Purchase of any fixed or capital assets not to exceed $750,000.00 in the aggregate during any one year term of the Factoring Agreement. Jalate, Ltd. shall not, without the prior written consent of Congress Talcott Corporation (Western) make any capital expenditures in any fiscal year in excess of 750,000.00.

Except as specifically provided herein, all terms and conditions of the agreement remain in full force and effect, without waiver or modification. If you agree to the terms and conditions contained in this letter agreement, please indicate your agreement by executing this letter agreement where indicated below and returning this letter agreement to the undersigned.

                                 Very truly yours,

                                 Congress Talcott Corporation (Western)

                                 /s/ MATTHEW J. PICCOLO

                                 Matthew J. Piccolo
                                 Vice President

Agreed and Accepted this 7th day March, 1997

Jalate, Ltd.

By:_______________________________

Title:____________________________

              [CONGRESS TALCOTT LOGO    NEW YORK  *  LOS ANGELES]